                                                                EXHIBIT (10)(b)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 of our report dated April 27, 2006 relating to the statutory basis financial statements of American Home Assurance Company, which appear in such Registration Statement. We also consent to the references to us under the heading "American Home Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
July 26, 2006